UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

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Arista Financial Corp.

(Name of Registrant as Specified In Its Charter)

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Arista Financial Corp.

51 JFK Parkway, First Floor West

Short Hills, New Jersey 07078

Telephone: (973) 218-2428

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF ARISTA FINANCIAL CORP.

October 11, 2019

Dear Arista Financial Corp. Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.0001 per share (“Common Stock”), of Arista Financial Corp., a Nevada corporation (the “Company” or “we”), as of the close of business on September 12, 2019 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of an action taken by written consent by the holders of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statues.

The following action was authorized by written consent of a majority of our outstanding voting stock (the “Written Consents”):

●	The approval of an amendment to our articles of incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 1,980,000,000.

The Written Consents constitute the only stockholder approval required under the Nevada Revised Statues, our Articles of Incorporation and Bylaws to approve the Amendment. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The amendment approved by the Written Consents will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors,

Paul Patrizio

Chief Executive Officer and President

Arista Financial Corp.

51 JFK Parkway, First Floor West

Short Hills, New Jersey 07078

Telephone: (973) 218-2428

INFORMATION STATEMENT

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY

This Information Statement is being furnished to advise stockholders of the approval by the Company’s Board of Directors, and by written consent of the holders a majority of the Company’s voting stock, of an amendment to the Company’s Articles of Incorporation (the “Amendment”) to increase the total number of authorized shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), from 200,000,000 shares to 1,980,000,000 shares. A copy of the Amendment is attached to this Information Statement as Exhibit A.

The increase of the Company’s authorized shares of Common Stock will become effective upon the filing of the Amendment with the Secretary of State of Nevada, which filing will occur no earlier than 20 days after the date of the mailing of this Information Statement to our stockholders.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 1,980,000,000.

How many shares of Common Stock were outstanding on September 12, 2019, the Record Date?

On the Record Date, there were 5,098,410 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

On September 16, 2019, we obtained the approval of the holders of 2,406,821 shares of Common Stock, or approximately 47.2% of the outstanding Common Stock. In addition, on September 16, 2019, we obtained the approval of the holder of all 51 issued and outstanding shares of our Series A Super Voting Preferred Stock, each of which presently carries the voting power of 104,045 shares of Common Stock. As a result, we obtained the approval of 74.1% of the voting power eligible to vote on the amendment to our articles of incorporation.

Who is paying the cost of this information statement?

The Company will pay for preparing, printing and mailing this information statement.

AMENDMENT TO THE ARTICLES OF INCORPORATION

Our board of directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our articles of incorporation (the “Amendment”) to increase our authorized shares of Common Stock from 200,000,000 to 1,980,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada. We will file the Amendment approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 200,000,000 shares of Common Stock, par value $0.0001 per share. As of September 12, 2019, we had 5,098,410 shares of Common Stock issued and outstanding. However, we believe that that the number of shares of Common Stock that we are authorized to issue will not be sufficient to provide for the conversion of all of our outstanding convertible notes and the exercise of all of our outstanding warrants and to allow for the reservation of shares in anticipation of such conversions and exercises, as required by the terms of such securities. In addition, the board of directors believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

As of September 13, 2019, the Company had outstanding convertible notes with an aggregate principal amount of approximately $798,514 plus accrued interest of approximately $78,662.

Approximately $450,000 aggregate principal amount of such convertible notes, together with accrued interest of approximately $56,575, are subject to conversion at fixed conversion prices ranging between $1.50 and $3.00 per share. If the principal and accrued interest on such notes had been converted on September 13, 2019, the Company would be required to issue approximately 252,393 shares of Common Stock.

The remaining approximately $348,514 aggregate principal amount of such convertible notes, together with accrued interest of approximately $22,087, are subject to conversion at conversion prices based on discounts to the market price of our Common Stock (“Variable Price Convertible Notes”). In addition, certain of these Variable Price Convertible Notes have provisions which permit the holder to receive additional shares of Common Stock to cover the expenses of conversion, usually at a flat rate of $500 per conversion notice. Therefore, the Company cannot estimate the number of shares of Common Stock into which such Variable Price Convertible Notes will be convertible with any degree of certainty. Based on the most recent conversion processed by the Company prior to the Record Date, on September 10, 2019, we have assumed for indicative purposes only, a conversion price of $0.00855 per share, which would result in the issuance of a minimum of 43,345,140 shares of Common Stock. However, this is only a rough estimate and the actual number of shares that may be issued could be substantially lower or higher depending on changes in the market price of our Common Stock. In addition, the terms of our Variable Price Convertible Notes and the Variable Exercise Price Warrants described below allow the holders to require us to reserve a multiple of the number of shares into which such convertible notes and warrants are convertible or exercisable to ensure that there will be sufficient shares available to satisfy conversions and exercises at all times. At September 13, 2019, the Company had seven Variable Price Convertible Notes outstanding.

In connection with the issuance of the Variable Price Convertible Notes, the Company also issued six warrants (the “Variable Exercise Price Warrants”) that provide for the exercise thereof at exercise prices based on the market price of our Common Stock if that would result in an exercise price lower than the initially stated exercise price with a corresponding adjustment in the number of shares issuable upon exercise. As a result, the Company cannot estimate the number of shares of Common Stock that will be issuable upon exercise. For indicative purposes only, we have assumed an exercise price of $0.00855 per share, which would result in the issuance of approximately 24,025,124 shares of Common Stock. However, the actual number of shares for which such warrants are exercisable may be substantially lower or higher depending on changes in the market price of our Common Stock. In addition to the Variable Exercise Price Warrants, the Company also has outstanding warrants to purchase approximately 1,293,749 shares of Common Stock at fixed exercise prices ranging from $1.00 to $4.00 per share.

The following table sets forth the estimated number of shares of Common Stock that would be issuable if all of our outstanding convertible notes and warrants were converted and exercised based on an assumed conversion or exercise price of $0.00855 for the Variable Price Conversion Notes and Variable Exercise Price Warrants. You should keep in mind that since the conversion and exercise prices of such notes and warrants fluctuate depending on the market price of our Common Stock, the actual number of shares that may be issued may be significantly higher or lower.

Investor	Aggregate Principal Amount plus Accrued Interest	Shares Issuable Upon Conversion of Outstanding Convertible Notes	Shares Issuable Upon Exercise of Outstanding Warrants	Total Number of Shares Issuable
FirstFire Global Opportunities Fund LLC	$138,799	16,233,801	7,309,942	23,543,743
Crown Bridge Partners, LLC	$28,146	3,291,930	4,736,842	8,028,772
EMA Financial, LLC	$33,472	3,914,854	128,048	4,042,902
Jefferson Street Capital, LLC	$37,658	4,404,444	4,736,842	9,141,286
Power Up Lending Group Ltd.	$81,691	9,554,503	7,113,450	16,667,953
Black Ice Advisors, LLC	$50,836	5,945,731	0	5,945,731
Other	$506,575	252,393	1,293,749	1,546,142
Total	$877,176	43,597,533	25,318,873	68,916,406

The material terms of these Variable Price Convertible Notes and Variable Exercise Price Warrants and related private placement transactions are summarized below:

FirstFire Global Opportunities Fund, LLC

On September 7, 2018, the Company entered into a Securities Purchase Agreement (the “FirstFire Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which FirstFire purchased from the Company a Convertible Promissory Note (the “FirstFire Note”) in the aggregate principal amount of $137,500. The Company received net proceeds from FirstFire of approximately $120,000 after deducting a 10% original issue discount and fees and expenses of FirstFire’s counsel. In connection with the sale of the FirstFire Note, the Company also issued 20,000 shares of the Company’s Common Stock and delivered a warrant (the “FirstFire Warrant”) to FirstFire. The Company used the net proceeds from the sale of the FirstFire Note for its general corporate purposes. The FirstFire Purchase Agreement also grants FirstFire piggyback registration rights and the right to participate in future offerings of the Company’s securities on the terms and conditions set forth therein so long as the FirstFire Note is outstanding.

The FirstFire Note accrues interest at the rate of 8% per annum. Interest and principal were originally due and payable on June 7, 2019, however, the FirstFire Note remains outstanding and is continuing to accrue interest at the default interest rate of 15% per annum. If FirstFire were to declare the FirstFire Note immediately due and payable, the Company would be obligated to pay a default amount equal to 150% of the principal amount plus accrued interest. The Company and FirstFire are in discussions relating to a possible restructuring of the FirstFire Note, however, there can be no assurance that such discussions will be successful.

The FirstFire Note is convertible into shares of the Company’s common stock at any time at a conversion price equal to 75% multiplied by the lowest traded price of the common stock during the twenty (20) consecutive trading day period immediately preceding the trading day on which the Company receives a notice of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions. However, since the FirstFire Purchase Agreement has a “most favored nations” clause, we have assumed that the FirstFire Note will be convertible at the lowest price at which any of the Variable Rate Convertible Notes may be converted. The FirstFire Note and FirstFire Warrant also contain “blocker” provisions that restrict the holder’s ability to convert the FirstFire Note or exercise the FirstFire Warrant if as a result of such conversion or exercise, the holder would beneficially own more than 5% of our outstanding Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended. The FirstFire Note provides that FirstFire may require the Company to reserve up to three times the number of shares into which the FirstFire Note is convertible at any time. On September 13, 2019, the FirstFire Note had a principal balance of approximately $127,874 plus accrued interest of approximately $10,925, which would be convertible based on the assumed conversion price of $0.00855 per share into approximately 16,233,801 shares of Common Stock.

The FirstFire Warrant originally entitled the holder to purchase up to 50,000 shares of the Company’s common stock at an exercise price equal to $1.25 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions, including the issuance of other convertible securities that are convertible at a conversion price less than the exercise price of the FirstFire Warrant. The FirstFire Warrant is also subject to cashless exercise in the event that the market price of our Common Stock is greater than the exercise price. The FirstFire Warrant will expire on September 7, 2021. Based on an assumed exercise price of $0.00855 per share, the FirstFire Warrant would be exercisable for approximately 7,309,942 shares.

Copies of the FirstFire Purchase Agreement, FirstFire Note and FirstFire Warrant were filed with the SEC on September 13, 2018 as exhibits to the Company’s Current Report on Form 8-K.

Crown Bridge Partners, LLC

Effective December 3, 2018, the Company entered into a Securities Purchase Agreement (the “Crown Bridge Purchase Agreement”) with Crown Bridge Partners, LLC, a New York limited liability company (“Crown Bridge”), pursuant to which Crown Bridge agreed to purchase from the Company a Convertible Promissory Note (the “Crown Bridge Note”) in the aggregate principal amount of up to $121,500. Crown Bridge funded the first tranche of this Note in the aggregate principal amount of $40,500 immediately following entry into the Crown Bridge Purchase Agreement and the Company received net proceeds of approximately $35,000 after deducting a 10% original issue discount and fees and expenses of Crown Bridge’s counsel. In connection with the sale of the Crown Bridge Note, the Company also delivered a warrant (the “Crown Bridge Warrant”) to Crown Bridge. Crown Bridge may, in its sole discretion, advance additional amounts under the Crown Bridge Note up to a total of $121,500, in which case the Company would receive net proceeds of approximately $108,000 and issue warrants for a total of 60,750 shares. There can be no assurance that Crown Bridge will advance any additional amounts to the Company in respect of the Crown Bridge Note. The Company used the net proceeds from the sale of the Crown Bridge Note for its general corporate purposes. The Crown Bridge Purchase Agreement granted Crown Bridge piggyback registration rights, most favored nation rights and the right to participate in future offerings of the Company’s securities on the terms and conditions set forth therein so long as the Crown Bridge Note is outstanding. The Crown Bridge Note and Crown Bridge Warrant also contain “blocker” provisions that restrict the holder’s ability to convert the Crown Bridge Note or exercise the Crown Bridge Warrant if as a result of such conversion or exercise, the holder would beneficially own more than 5% of our outstanding Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

The Crown Bridge Note accrues interest at the rate of 5% per annum. Interest and principal on the first tranche are payable on December 3, 2019, twelve months after the date of the funding of the first tranche. Any amount of principal or interest on the Crown Bridge Note which is not paid when due shall bear interest at the default rate of interest of 15% per annum. The Company has the right to prepay the principal amount of the Crown Bridge Note and accrued interest in whole or in part at any time at a prepayment price equal to (i) 125% of the principal amount plus accrued interest if the Company exercises its right in the first sixty (60) days, (ii) 135% of the principal amount plus accrued interest if the Company exercises its right between the 61st and 120th day, (iii) 140% of the principal amount plus accrued interest if the Company exercises its right between the 121st and 180th day and (iv) 150% of the principal amount plus accrued interest if the Company exercises its right between the 181st day to the calendar day immediately preceding the maturity date. If an event of default occurs, Crown Bridge may declare the Crown Bridge Note immediately due and payable and the Company will be obligated to pay a default amount equal to 150% of the principal amount plus accrued interest at the default rate.

The Crown Bridge Note is convertible into shares of the Company’s common stock at any time at a conversion price equal to the Variable Conversion Price. The “Variable Conversion Price” is defined to mean 60% multiplied by the Market Price of the Company’s common stock. The “Market Price” is defined to mean the lowest trading price during the 25 trading days ended on the last trading day before the conversion date on the principal trading market for the Company’s common stock. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions. In addition, if the Company’s common stock ceases to be DWAC eligible, the Variable Conversion Price shall be reduced to 50% multiplied by the Market Price of the Company’s common stock. The Crown Bridge Note provides that Crown Bridge may require the Company to reserve up to five times the number of shares into which the Crown Bridge Note is convertible at any time. In addition, Crown Bridge is entitled to add a deposit fee of $500 for each conversion notice delivered to cover the cost of depositing the conversion shares into its account. On September 13, 2019, the Crown Bridge Note had a principal balance of approximately $26,650 plus accrued interest of approximately $1,496, which would be convertible based on the assumed conversion price of $0.00855 per share into a minimum of approximately 3,291,930 shares of Common Stock.

The Crown Bridge Warrant entitles the holder to purchase up to 20,250 shares of the Company’s common stock at an exercise price equal to $2.00 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions, including the issuance of other convertible securities that are convertible at a conversion price less than the exercise price of the Crown Bridge Warrant. The Crown Bridge Warrant is also subject to cashless exercise in the event that the market price of our Common Stock is greater than the exercise price. The Crown Bridge Warrant will expire on December 3, 2021. Based on an assumed exercise price of $0.00855 per share, the Crown Bridge Warrant would be exercisable for approximately 4,736,842 shares.

Copies of the Crown Bridge Purchase Agreement, Crown Bridge Note and Crown Bridge Warrant were filed with the SEC on December 10, 2018 as exhibits to the Company’s Current Report on Form 8-K.

EMA Financial, LLC

On January 28, 2019, the Company entered into a Securities Purchase Agreement (the “EMA Purchase Agreement”) with EMA Financial, LLC, a Delaware limited liability company (“EMA”) pursuant to which EMA purchased from the Company a 12% Convertible Note (the “EMA Note”) in the aggregate principal amount of $35,000. The Company received net proceeds of approximately $31,500 after deducting original issue discount and fees and expenses of EMA’s counsel. The Company used the net proceeds from the sale of the EMA Note for its general corporate purposes. The EMA Purchase Agreement also granted EMA piggyback registration rights, most favored nation rights and the right to participate in future offerings of the Company’s securities on the terms and conditions set forth therein so long as the EMA Note is outstanding. The EMA Note and EMA Warrant also contain “blocker” provisions that restrict the holder’s ability to convert the EMA Note or exercise the EMA Warrant if as a result of such conversion or exercise, the holder would beneficially own more than 5% of our outstanding Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

The EMA Note accrues interest at the rate of 12% per annum. Interest and principal are payable on October 28, 2019; provided that EMA may extend the maturity date by up to six (6) months. Any principal or interest on the EMA Note which is not paid when due shall bear interest at the default rate of interest of 24% per annum. The EMA Note may not be prepaid prior to maturity. If an event of default occurs, EMA may declare the EMA Note immediately due and payable and the Company will be obligated to pay a default amount equal to 175% of the principal amount plus accrued interest and other amounts owing under the EMA Note.

The EMA Note is convertible into shares of our Common Stock at any time at a conversion price equal to the lower of (i) the closing sale price on the trading day immediately preceding the issue date of January 28, 2019 ($1.15 per share) or (ii) 60% multiplied by the lowest traded price of the common stock during the twenty (20) consecutive trading day period during which at least 100 shares were traded immediately preceding the trading day on which the Company receives a notice of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions. The EMA Note provides that EMA may require the Company to reserve up to six times the number of shares into which the EMA Note is convertible at any time. In addition, EMA is entitled to add a charge of $500 for each conversion notice delivered to cover the cost of obtaining a Rule 144 legal opinion. On September 13, 2019, the EMA Note had a principal balance of approximately $30,190 plus accrued interest of approximately $3,282, which would be convertible based on the assumed conversion price of $0.00855 per share into a minimum of approximately 3,914,854 shares of Common Stock.

Copies of the EMA Purchase Agreement and the EMA Note were filed with the SEC on February 1, 2019 as exhibits to the Company’s Current Report on Form 8-K.

On August 15, 2019, the Company issued a warrant to EMA (the “EMA Warrant”), following the issuance the issuance of the Second Power Up Note described below. The EMA Warrant entitles the holder to purchase up to 128,048 shares of the Company’s common stock at an exercise price equal to $0.50 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions, including the issuance of other convertible securities that are convertible at a conversion price less than the exercise price of the EMA Warrant. The EMA Warrant is also subject to cashless exercise in the event that the market price of the common stock is greater than the exercise price. The EMA Warrant will expire on August 15, 2022.

Jefferson Street Capital, LLC

On February 11, 2019, the Company entered into a Securities Purchase Agreement (the “Jefferson Street Purchase Agreement”) with Jefferson Street Capital, LLC, a New Jersey limited liability company (“Jefferson Street”), pursuant to which Jefferson Street purchased from the Company a 12% Convertible Note (the “Jefferson Street Note”) in the aggregate principal amount of $35,000. In connection with the sale of the Jefferson Street Note, the Company also delivered a warrant (the “Jefferson Street Warrant”) to Jefferson. The Company received net proceeds from Jefferson Street of approximately $31,500 after deducting original issue discount and fees and expenses of Jefferson Street’s counsel. The Company used the net proceeds from the sale of the Jefferson Street Note for its general corporate purposes. The Jefferson Street Purchase Agreement also grants Jefferson Street piggyback registration rights, most favored nation rights and the right to participate in future offerings of the Company’s securities on the terms and conditions set forth therein so long as the Jefferson Street Note is outstanding. The Jefferson Street Note and Jefferson Street Warrant also contain “blocker” provisions that restrict the holder’s ability to convert the Jefferson Street Note or exercise the Jefferson Street Warrant if as a result of such conversion or exercise, the holder would beneficially own more than 5% of our outstanding Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

The Jefferson Street Note accrues interest at the rate of 12% per annum. Interest and principal are payable on November 6, 2019; provided that Jefferson Street may extend the maturity date by up to six (6) months. Any principal or interest on the Jefferson Street Note which is not paid when due shall bear interest at the default rate of interest of 24% per annum. The Jefferson Street Note may not be prepaid prior to its maturity date. If an event of default as set forth in the Jefferson Street Note occurs, Jefferson Street may declare the Jefferson Street Note immediately due and payable and the Company will be obligated to pay a default amount equal to 175% of the principal amount plus accrued interest and other amounts owing under the Transaction Documents.

The Jefferson Street Note is convertible into shares of Common Stock at any time at a conversion price equal to the lower of (i) the closing sale price on the trading day immediately preceding the issue date of February 11, 2019 ($1.25 per share) or (ii) 60% multiplied by the lowest traded price of the common stock during the twenty (20) consecutive trading day period during which at least 100 shares were traded immediately preceding the trading day on which the Company receives a notice of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions. The Jefferson Street Note provides that Jefferson Street may require the Company to reserve up to six times the number of shares into which the Jefferson Street Note is convertible at any time. In addition, Jefferson Street is entitled to add a charge of $500 for each conversion notice delivered to cover the cost of obtaining a Rule 144 legal opinion. On September 13, 2019, the Jefferson Street Note had a principal balance of approximately $35,000 plus accrued interest of approximately $2,658, which would be convertible based on the assumed conversion price of $0.00855 per share into a minimum of approximately 4,404,444 shares of Common Stock.

The Jefferson Street Warrant entitles the holder to purchase up to 20,250 shares of the Company’s common stock at an exercise price equal to $2.00 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions, including the issuance of other convertible securities that are convertible at a conversion price less than the exercise price of the Jefferson Street Warrant. The Jefferson Street Warrant is also subject to cashless exercise in the event that the market price of the common stock is greater than the exercise price. The Jefferson Street Warrant will expire on February 11, 2022. Based on an assumed exercise price of $0.00855 per share, the Jefferson Street Warrant would be exercisable for approximately 4,736,842 shares.

Copies of the Jefferson Street Purchase Agreement, Jefferson Street Note and Jefferson Street Warrant were filed with the SEC on February 14, 2019 as exhibits to the Company’s Current Report on Form 8-K.

Power Up Lending Group Ltd.

First Financing

Effective March 28, 2019, the Company entered into a Securities Purchase Agreement (the “First Power Up Purchase Agreement”) with Power Up Lending Group Ltd., a Virginia corporation (“Power Up”), pursuant to which Power Up agreed to purchase from the Company a Convertible Promissory Note (the “First Power Up Note”) in the aggregate principal amount of $58,300. The Company received net proceeds from Power Up of approximately $50,000 after deducting 10% original issue discount, reimbursement of certain expenses of Power Up and fees and expenses of Power Up’s counsel. In connection with the sale of the First Power Up Note, the Company also delivered a warrant (the “First Power Up Warrant”) to Power Up. The Company used the net proceeds from the sale of the First Power Up Note for its general corporate purposes. The First Power Up Purchase Agreement also grants Power Up most favored nation rights and the right to participate in future offerings of the Company’s securities on the terms and conditions set forth therein so long as the First Power Up Note is outstanding. The First Power Up Note and First Power Up Warrant also contain “blocker” provisions that restrict the holder’s ability to convert the First Power Up Note or exercise the First Power Up Warrant if as a result of such conversion or exercise, the holder would beneficially own more than 5% of our outstanding Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

The First Power Up Note accrues interest at the rate of 10% per annum. Interest and principal are payable on March 28, 2020. Any amount of principal or interest on the First Power Up Note which is not paid when due shall bear interest at the default rate of interest of 22% per annum. The First Power Up Note cannot be prepaid prior to maturity. If an event of default occurs, Power Up may declare the First Power Up Note immediately due and payable and the Company will be obligated to pay a default amount equal to 150% of the principal amount (200% if the default relates to a failure to deliver shares upon conversion) plus accrued interest at the default rate.

The First Power Up Note is convertible into shares of the Company’s common stock at any time after September 24, 2019 at a conversion price equal to 60% multiplied by the Market Price of the Company’s common stock. The “Market Price” is defined to mean the lowest trading price during the 25 trading days ended on the last trading day before the conversion date on the principal trading market for the Company’s common stock. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions. The First Power Up Note provides that Power Up may require the Company to reserve up to eight times the number of shares into which the First Power UpNote is convertible at any time. On September 13, 2019, the First Power Up Note had a principal balance of approximately $58,300 plus accrued interest of approximately $2,548, which would be convertible based on the assumed conversion price of $0.00855 per share into a minimum of approximately 7,116,725 shares of Common Stock.

The First Power Up Warrant entitles the holder to purchase up to 11,660 shares of the Company’s common stock at an exercise price equal to $2.00 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions, including the issuance of other convertible securities that are convertible at a conversion price less than the exercise price of the First Power Up Warrant. The First Power Up Warrant is also subject to cashless exercise in the event that the market price of our Common Stock is greater than the exercise price. The First Power Up Warrant will expire on March 28, 2022. Based on an assumed exercise price of $0.00855 per share, the First Power Up Warrant would be exercisable for approximately 2,727,485 shares.

Copies of the First Power Up Purchase Agreement, First Power Up Note and First Power Up Warrant were filed with the SEC on April 2, 2019 as exhibits to the Company’s Current Report on Form 8-K.

Second Financing

Effective July 31, 2019, the Company entered into a Securities Purchase Agreement (the “Second Power Up Purchase Agreement”) with Power Up pursuant to which Power Up agreed to purchase from the Company a Convertible Promissory Note (the “Second Power Up Note”) in the aggregate principal amount of $20,500. The Company received net proceeds from Power Up of approximately $17,500 after deducting certain fees and expenses of Power Up and its counsel. In connection with the sale of the Second Power Up Note, the Company also delivered a warrant (the “Second Power Up Warrant” to Power Up. The Company used the net proceeds from the sale of the Second Power Up Note for its general corporate purposes. The Second Power Up Purchase Agreement also grants Power Up most favored nation rights and the right to participate in future offerings of the Company’s securities on the terms and conditions set forth therein so long as the Second Power Up Note is outstanding. The Second Power Up Note and Second Power Up Warrant also contain “blocker” provisions that restrict the holder’s ability to convert the Second Power Up Note or exercise the Second Power Up Warrant if as a result of such conversion or exercise, the holder would beneficially own more than 5% of our outstanding Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

The Second Power Up Note accrues interest at the rate of 10% per annum. Interest and principal are payable on July 31, 2020. Any amount of principal or interest on the Second Power Up Note which is not paid when due shall bear interest at the default rate of interest of 22% per annum. The Company has the right to prepay the principal amount of the Second Power Up Note and accrued interest in whole or in part at a prepayment price equal to 150% of the principal amount plus accrued interest if the Company exercises its right prior to the 180th day following the issue date of the Second Power Up Note. The Second Power Up Note cannot be prepaid after the 180th day following the issue date. If an event of default occurs, Power Up may declare the Second Power Up Note immediately due and payable and the Company will be obligated to pay a default amount equal to 150% of the principal amount (200% if the default relates to a failure to deliver shares upon conversion) plus accrued interest at the default rate.

The Second Power Up Note is convertible into shares of the Company’s common stock at any time after January 27, 2020 at a conversion price equal to 60% multiplied by the Market Price of the Company’s common stock. The “Market Price” is defined to mean the lowest trading price during the 25 trading days ended on the last trading day before the conversion date on the principal trading market for the Company’s common stock. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions. On September 13, 2019, the Second Power Up Note had a principal balance of approximately $20,500 plus accrued interest of approximately $343, which would be convertible based on the assumed conversion price of $0.00855 per share into a minimum of approximately 2,437,778 shares of Common Stock.

The Second Power Up Warrant entitles the holder to purchase up to 75,000 shares of the Company’s common stock at an exercise price equal to $0.50 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions, including the issuance of other convertible securities that are convertible at a conversion price less than the exercise price of the Second Power Up Warrant. The Second Power Up Warrant is also subject to cashless exercise in the event that the market price of the common stock is greater than the exercise price. The Second Power Up Warrant will expire on July 31, 2022. Based on an assumed exercise price of $0.00855 per share, the Second Power Up Warrant would be exercisable for approximately 4,385,965 shares.

Copies of the Second Power Up Purchase Agreement, Second Power Up Note and Second Power Up Warrant were filed with the SEC on August 6, 2019 as exhibits to the Company’s Current Report on Form 8-K.

Black Ice Advisors, LLC

Effective July 31, 2019, the Company entered into a Securities Purchase Agreement (the “Black Ice Purchase Agreement”) with Black Ice Advisors, LLC (“Black Ice”), pursuant to which Black Ice agreed to purchase from the Company a Convertible Redeemable Note (the “Black Ice Note”) in the aggregate principal amount of $50,000. The Company received net proceeds from Black Ice of approximately $47,500 after deducting certain fees and expenses of Black Ice. The Company used the net proceeds from the sale of the Black Ice Note for its general corporate purposes.

The Black Ice Note accrues interest at the rate of 10% per annum. Interest and principal are payable on July 31, 2020. Any amount of principal or interest on the Black Ice Note which is not paid when due shall bear interest at the default rate of interest of 24% per annum. The Company has the right to prepay the principal amount of the Black Ice Note and accrued interest in whole or in part at a prepayment price equal to (i) 115% of the principal amount plus accrued interest if the Company exercises its right in the first thirty (30) days following the issue date, (ii) 120% of the principal amount plus accrued interest if the Company exercises its right between the 31st and 60th day, (iii) 125% of the principal amount plus accrued interest if the Company exercises its right between the 61st and 90th day, (iv) 130% of the principal amount plus accrued interest if the Company exercises its right between the 91st and 120th day, (v) 135% of the principal amount plus accrued interest if the Company exercises its right between the 121st and 150th day and (vi) 140% of the principal amount plus accrued interest if the Company exercises its right between the 151st and 180th day. The Black Ice Note cannot be prepaid after the 180th day following the issue date. If an event of default occurs, Black Ice may declare the Black Ice Note immediately due and payable.

The Black Ice Note is convertible into shares of the Company’s common stock at any time after January 27, 2020 at a conversion price equal to 60% of the lowest trading price during the 20 trading days ending on the conversion date on the principal trading market for the Company’s common stock. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions. On September 13, 2019, the Black Ice Note had a principal balance of approximately $50,000 plus accrued interest of approximately $836, which would be convertible based on the assumed conversion price of $0.00855 per share into a minimum of approximately 5,945,731 shares of Common Stock. The Black Ice Note also contains “blocker” provisions that restrict the holder’s ability to convert the Black Ice Note if as a result of such conversion, the holder would beneficially own more than 5% of our outstanding Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

Copies of the Black Ice Purchase Agreement and Black Ice Note were filed with the SEC on August 6, 2019 as exhibits to the Company’s Current Report on Form 8-K.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

The Company anticipates using the additional shares of Common Stock authorized by the Amendment to provide for conversions of its outstanding convertible notes and for exercises of its outstanding warrants by the holders thereof as well as to enable the Company to undertake additional equity financings. It is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, as of September 12, 2019, with respect to the beneficial ownership of our outstanding Common Stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.  Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated. There were 5,098,410 shares of common stock issued and outstanding as of September 12, 2019.

Name and Address of Beneficial Owner, Directors and Officers:	Number of Shares and Nature of Beneficial Ownership		Percentage of Beneficial Ownership (1)
Paul Patrizio	1,872,500	(2)	36.0%
Kenneth Mathews	197,750	(3)	3.9%
Jonathan R. Tegge	0	(4)	0%
Scott Williams	655,369	(5)	12.4%
Rory Deutsch and Judith Meehan	755,000	(6)	13.2%
David Callan	323,688	(7)	6.2%

All executive officers and directors as a group (4 persons)	2,725,619		50.2%

(1)	Applicable percentage of ownership is based on 5,098,410 shares of common stock outstanding on September 12, 2019. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of September 12, 2019 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 12, 2019 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

In addition to our common stock, we have issued 51 shares of our Series A Super Voting Preferred Stock (the “Series A Preferred”). The Series A Preferred is not entitled to receive any dividends or liquidation preference and is not convertible into shares of our common stock. The holders of the Series A Preferred shall in the aggregate have a voting power equal to 51% of the total votes of all of the outstanding common and preferred stock of the Company entitled to vote. Accordingly, each share of Series A Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock and preferred stock eligible to vote on a matter (the “Numerator”) divided by (y) 0.49, minus (z) the Numerator. For example, if the total issued and outstanding shares of common stock and preferred stock equal 5,098,461 shares, then the voting rights of one share of the Series A Preferred shall be equal to 104,045 ((5,098,461 x 0.019607) / 0.49) – 99,966.

(2)	Includes 100,000 shares issuable upon exercise of options granted to Mr. Patrizio that have vested or will vest within 60 days. In addition, Mr. Patrizio has voting power over 1,772,500 shares of common stock held by AEP Holdings LLC, an entity solely owned by Mr. Patrizio’s spouse, but otherwise disclaims beneficial ownership thereof. AEP Holdings LLC also owns all of the outstanding shares of Series A Preferred. Accordingly, the shares of common stock and Series A Preferred over which Mr. Patrizio has voting power represent approximately 68.3% of the total voting power.

(3)	Includes 28,750 shares issuable upon exercise of warrants owned by Mr. Mathews.

(4)	Mr. Tegge is an employee of Brio Financial Group ("Brio") and was designated to act as Arista Financial Corp.'s Interim Chief Financial Officer pursuant to a consulting agreement between Brio and Arista dated as of September 1, 2018. As partial consideration for entering into the consulting agreement, Brio received 144,000 shares of Arista's common stock, of which 48,000 vested immediately upon signing of the agreement and 4,000 shares will vest monthly over the following 24 months. Mr. Tegge disclaims beneficial ownership over any shares held by Brio.

(5)	Includes 140,152 shares owned by Hawk Opportunity Fund L.P. Scott Williams is only a 3.42% limited partner of Hawk Opportunity Fund LP, but based on his overall control and management of Hawk, the Hawk shares are combined for this presentation. Also includes 141,914 shares and 64,384 shares issuable upon exercise of warrants owned by Mr. Williams and Hawk Opportunity Fund L.P., respectively. The business address of Mr. Williams and Hawk Opportunity Fund LP is 159 North State Street, Newtown, Pennsylvania 18940.

(6)	Includes 405,000 shares issuable upon exercise of warrants and 50,000 shares issuable upon conversion of convertible notes owned by Mr. Deutsch and his spouse Ms. Meehan. The business address of Mr. Deutsch and Ms. Meehan is c/o Wollmuth Maher & Deutsch LLP, 500 Fifth Avenue, New York, New York 10110. Also includes 150,000 shares issuable upon the exercise of warrants and 16,667 shares issuable upon conversion of convertible notes owned by Wollmuth & Co. II LLC, a Delaware limited liability company whose managers are Mr. Deutsch and Mr. Wollmuth. Messrs. Deutsch and Wollmuth disclaim any economic interest in the securities owned by Wollmuth & Co. II LLC.

(7)	Includes 140,152 shares owned by Hawk Opportunity Fund L.P. David Callan is only a 14.06% limited partner of Hawk Opportunity Fund LP, but based on his overall control and management of Hawk, the Hawk shares are combined for this presentation. Also includes 37,507 shares and 64,384 shares issuable upon exercise of warrants owned by Mr. Callan and Hawk Opportunity Fund L.P., respectively.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities & Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549, or may be accessed at www.sec.gov.

October 11, 2019

By Order of the Board of Directors

Paul Patrizio

Chief Executive Officer and President

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

1.	Name of corporation: Arista Financial Corp.

2.	The articles have been amended as follows (provide article numbers, if available):

Section 1 of Article 3 is hereby amended in its entirety to read as follows:

(1)	Shares, Classes and Series Authorized.

(a)	The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,990,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

(i)	1,980,000,000 shares of Common Stock, $0.0001 par value (“Common Stock”)

(ii)	10,000,000 shares of Preferred Stock, $0.0001 par value (“Preferred Stock”).

(b)	The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4.	Effective date of filing (optional):

5.	Signature (required):	/s/ Paul Patrizio
Chief Executive Officer and President